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                                                                      Exhibit 21
                                                                      ----------

                         Subsidiaries of the Registrant
                         ------------------------------

                                                           Percentage of
                                                              Securities
Name                          State of Incorporation               Owned
----                          ----------------------       -------------

GenPlus Managed Care, Inc.    Delaware                           100%
Genovese MedCare, Inc.        Delaware                           100%